                                                                   EXHIBIT 10(h)

                                AMENDMENT TO THE
                         MAGELLAN HEALTH SERVICES, INC.
                             1997 STOCK OPTION PLAN

          Pursuant to the power reserved to the Board of Directors of Magellan Health Services, Inc. (the "Company") under Section 19 of the Magellan Health Services, Inc. 1997 Stock Option Plan, as amended, (the "Plan"), the Plan is hereby amended as follows:

                                       1.

          Section 2 of the Plan shall be amended by adding the following thereto:

               "`Full Time Employee' means an employee of the Corporation or any of its Subsidiaries who is employed on the basis of a 40-hour work week or the substantial equivalent thereof. The Committee shall have full discretion hereunder in determining a Participant's status as a Full Time Employee of the Corporation or any of its Subsidiaries, and any such determination by the Committee shall be final and binding."

                                       2.

          Section 6 of the Plan shall be amended by deleting that Section in its entirety and by substituting the following new Section 6 in its place:

               "6. GRANT OF OPTIONS. The Committee, acting in its absolute discretion, shall have the right to grant Options to Full Time Employees (as hereinafter defined) under this Plan from time to time; provided, that the maximum number of shares of Stock issuable upon exercise of Options shall not exceed 1,500,000, subject to adjustment as provided in Section 9. No Option shall be granted after December 31, 2000. The maximum number of shares of Stock that may be covered by Options granted to any Participant under the Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 9."

                                       3.

          Section 7(c) of the Plan shall be amended by deleting that Section in its entirety and by substituting the following new Section 7(c) in its place:

          "(c) EXERCISE PRICE. The exercise price per share for Options shall be the Fair Market Value of the Stock on the date of grant, subject to adjustment as contemplated by Section 9; provided, that the Committee or the chief executive officer (pursuant to a delegation under Section 3 hereof), acting in its or his sole discretion, may elect to grant Options with an exercise price per share below the Fair Market Value of the Stock on the date of grant. The Board shall have the power to adjust the exercise price of any outstanding Option of one or more Participants, whether by amendment or cancellation and reissuance, under such terms and conditions as it may determine, provided that (i) such adjusted exercise price shall not be below fair market value as of the effective date of the adjustment, and (ii) no adjustment, if applicable to a Participant, shall eliminate any existing right of such Participant under the Option without his or her written consent. Notwithstanding the foregoing, in the event that the exercise price of an Option is adjusted pursuant to this Section 7(c), the exercise price of such Option may not be adjusted again, whether by amendment or cancellation and reissuance, for a period of at least one year following the date of such adjustment."

                                       4.

          Section 7(g) of the Plan shall be amended by deleting that Section in its entirety and by substituting the following new Section 7(g) in its place:

          "(g) EXERCISE OF OPTIONS. Options are exercisable only to the extent they are vested as provided in the Stock Option Agreement. After Options have vested in accordance with the terms of the Stock Option Agreement, such Options are exercisable at any time, in whole or in part during their terms if the Participant is at the time of exercise employed by the Company or a Subsidiary. If a Participant's employment with the Corporation or any Subsidiary is terminated for any reason other than death or disability, the vested portion of each Option held by such Participant on the date of such termination may be exercised (1) for six months following the date of such termination, or (2) for such longer period of time as the Committee or the chief executive officer (pursuant to a delegation under Section 3) may determine, in its or his discretion (but in either case not after expiration of the term of the Option). In the event of the death or Disability of a Participant, the vested portion of each Option held by such Participant on the date of such event may be exercised (1) for twelve months following the date of such event, or (2) for such longer period of time as the Committee or the chief executive officer (pursuant to a delegation under Section 3) may determine in its or his discretion (but in either case not after the expiration of the term of the Option).

               In the event of the death of a Participant, the vested portion of each Option previously held by such Participant may be exercised within the time set forth above by the executor, other legal representative or, if none, by the heir or legatee of such Participant."

                                       5.

          Section 8 of the Plan shall be amended by deleting that Section in its entirety and by substituting the following new Section 8 in its place:

          "8. VESTING. Options granted under this Plan shall be exercisable only to the extent such Options have become vested pursuant to this
          Section 8. An Option shall vest (1) over such period as specified in the Stock Option Agreement if the Participant is an employee of the Company or a Subsidiary on the vesting dates occurring during such period, and/or (2) on such other terms and conditions as may be set forth in the Stock Option Agreement. The Committee or the chief executive officer (pursuant to a delegation under Section 3 hereof) shall determine the vesting conditions. Notwithstanding the above, vesting of an Option hereunder shall cease at such point in time as a Participant shall cease to be a Full Time Employee and any unvested portion of such Option shall expire and be forfeited as of such point in time, but any portion of such Option that has previously vested prior to the Participants ceasing to be a Full
          Time Employee shall remain exercisable for so long as the Participant remains an employee of the Corporation or any of its Subsidiaries and for such additional period of time as is set forth in Section 7(g) hereof, but in no event longer than the term of the Option."

                                       6.

          Amendments 2 and 3 shall be effective as of November 17, 1998. Amendments 1 and 5 shall be effective as of March 18, 1998. Amendment 4 shall be effective as of November 17, 1998, but only with respect to Participants whose employment with the Corporation or a Subsidiary was not terminated prior to such date.


                                       3